Exhibit 32


                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350

         In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the "Form 10-Q") of Grayson Bankshares, Inc. (the "Company"), we, Jacky K. Anderson, Chief Executive Officer of the Company, and Blake M. Edwards, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) the Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.



         Date:    August 13, 2003    By:  /s/ Jacky K. Anderson
              --------------------      ----------------------------------------
                                          Jacky K. Anderson
                                          President and Chief Executive Officer



         Date:    August 13, 2003    By:  /s/ Blake M. Edwards
              --------------------      ----------------------------------------
                                          Blake M. Edwards
                                          Chief Financial Officer




         A signed original of this written statement required by Section 906 has been provided to Grayson Bankshares, Inc. and will be retained by Grayson Bankshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.